UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 9, 2015
________________________

PMC-Sierra, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19084	94-2925073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1380 Bordeaux Drive
Sunnyvale, CA 94089
(Address of principal executive offices, including zip code)

(408) 239-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events

On February 9, 2015, PMC-Sierra, Inc. (the “Company”) issued a press release announcing that the Board of Directors of the Company has approved a share repurchase program pursuant to which the Company may repurchase up to $75 million of its common stock.  This $75 million share repurchase authorization is in addition to $27 million that remains available for repurchases under the $275 million 2012 share repurchase authorization (together, the “Share Repurchases”).  In connection with its Share Repurchases, the Company may adopt one or more plans pursuant to the provisions of Rule 10b5-1 under the Securities Exchange Act of 1934.  The Share Repurchases may also be made through a variety of methods, which may include open market purchases, privately negotiated transaction, block trades, accelerated share repurchase transactions, or by any combination of such methods.  The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of PMC-Sierra, Inc., dated February 9, 2015, announcing approval of a share repurchase plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-Sierra, Inc.

By:	/s/ Alinka Flaminia
Alinka Flaminia Vice President, General Counsel and Corporate Secretary

Date:  February 9, 2015